Exhibit 4.2

[Sample Warrant Certificate Language]

Number W-		Warrants
COMMON STOCK PURCHASE WARRANT
Expiring the earlier of , 20 or upon the exercise of 122,400 warrants Free and Clear Equity, Inc. Incorporated under the Laws of the State of Indiana
CUSIP

This Warrant Certificate certifies that

is the registered holder of

Common Stock Purchase Warrants (the “Warrants”) to purchase Common Shares, $.01 par value per share (the “Shares”), of Free and Clear Equity, Inc., an Indiana corporation (the “Company”). Each Warrant evidenced hereby entitles the holder to purchase from the Company on or before the close of business of the Warrant Agent on the earlier of the exercise of 122,400 Warrants or             , 20     (the “Expiration Date”), except as otherwise provided in the Warrant Agreement, 1,000 fully paid and non-assessable shares at the initial exercise price, subject to adjustment in certain events (the “Exercise Price”), at a price of $2,500.00. The Warrants may be exercised by surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Warrant Agent in Atlantic Highlands, New Jersey. Exercise of these Warrants is subject to the conditions set forth herein and in the Warrant Agreement dated             , 20     (the “Warrant Agreement”) between the Company and Olde Monmouth Stock Transfer Co., Inc., as Warrant Agent (the “Warrant Agent”). The holder is responsible for any transfer taxes payable upon transfer or exercise. The terms of the Warrants are further described in the Warrant Agreement. All capitalized terms used but not defined herein have the meanings set forth in the Warrant Agreement.

Payment of the Exercise Price must be made in cash or by certified or official bank check payable to the order of the Company.

Reference is hereby made to the further provisions of this Warrant Certificate and the Warrant Agreement including, without limitation, those set forth on the reverse hereof, and such further provisions are incorporated herein by reference and will for all purposes have the same effect as though fully set forth herein.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:	Free and Clear Equity, Inc.

countersigned: Olde Monmouth Stock Transfer Co., Inc.	By:
(Atlantic Highlands, New Jersey) WARRANT AGENT		President

By:	Attest:

AUTHORIZED SIGNATURE	By:
Secretary

The Warrants evidenced by this Certificate are part of a duly authorized issue of Warrants issued pursuant and subject to the Warrant Agreement which agreement is incorporated by reference, made a part hereof and hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders. By accepting this Warrant, the holder appoints the Warrant Agent as agent of the holder to act on the holder’s behalf with respect to the release of the escrowed portion of the Exercise Price.

No fractional shares will be issued upon exercise of any Warrant. A Warrant does not entitle its holder to any of the rights of a stockholder of the Company. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares which is sufficient to permit the exercise in full of up to 122,400 Warrants.

The validity, interpretation and performance of the Warrant Agreement and the Warrants shall be governed by the laws of the State of Indiana.

The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of the Warrants represented by this Certificate

(notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or transfer hereof, for notice purposes and for all other purposes.

Warrants may be exercised to purchase Shares from the Company in accordance with the Warrant Agreement at the Exercise Price. The holder(s) of Warrants as evidenced by this Certificate may exercise them by surrendering the Warrant Certificate with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price and any applicable transfer taxes, at the office of the Warrant Agent in Atlantic Highlands, New Jersey. In the event that, upon any exercise of Warrants evidenced hereby the number of Shares purchased will be less than the total number of Shares which may be purchased hereunder, there will be issued to the holder, or such holder’s assignee, a new Warrant Certificate evidencing the number of Shares not purchased.

The Warrants evidenced hereby are transferable by the registered holder(s) in person or by duly authorized attorney(s) on the books of the Company by surrendering the Warrant Certificate with the form of assignment set forth hereon properly completed and executed at the office of the Warrant Agent in Atlantic Highlands, New Jersey.

ASSIGNMENT

FOR VALUE RECEIVED,                                                                                                                    hereby sells, assigns and transfers unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

                                                                               Warrants represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                           Attorney to transfer the said securities on the books of the within named Company with full power of substitution in the premises.

Dated:

x

x
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACT OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.

ELECTION TO PURCHASE

(To be executed upon exercise of the Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                      Common Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to this order of the Company in the amount of $                          all in accordance with the terms hereof. The undersigned appoints the Warrant Agent as the undersigned’s agent to act on the undersigned’s behalf with respect to the release of the escrowed portion of the Exercise Price. The undersigned requests that a certificate for such Shares be registered in the name of                                                                       whose address is                                                           and that such certificate be delivered to                                                                       whose address is                                                              . If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing Warrants to purchase the remaining balance of the Shares be registered in the name of                                                                   whose address is                                                                       and that such certificate be delivered to                                                           whose address is

Dated:

x

x
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACT OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.